TABLE OF CONTENTS	Pages

CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheets (unaudited)	1-2

Statements of Operations (unaudited)	3

Statements of Changes in Stockholders’ Equity (unaudited)	5

Statements of Cash Flows (unaudited)	6

NOTES TO FINANCIAL STATEMENTS (unaudited)	7-16

UNITED STRATEGIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2011 and 2010
(UNAUDITED)

ASSETS

	2011	2010
CURRENT ASSETS:
Cash and cash equivalents	$107,471	$300,323
Accounts receivable, net of allowance for	12,528,610	16,027,225
doubtful accounts of $255,000 for 2011 and 2010
Other receivable	-	17,496
Inventory, net of allowance for obsolescence	1,846,401	2,383,237
of $40,000 for 2011 and 2010
Prepaid expenses	83,224	144,844
Deferred income taxes	166,158	138,463

Total current assets	14,731,864	19,011,588

PROPERTY, PLANT AND EQUIPMENT:
Net of accumulated depreciation of $505,810 and $431,198 for 2011 and 1010 respectively	238,793	209,840

OTHER ASSETS:
Goodwill, net of accumulated amortization of	1,558,536	1,558,536
$1,318,680 for 2011 and 2010
Intangible Assets – Niksar, net of	137,499	229,166
accumulated amortization of $137,501 for 2011 and $45,834 in 2010
Cash surrender value of life insurance	393,271	250,000
	11,912	11,912
Other assets

Total other assets	2,101,218	2,049,614

TOTAL ASSETS	$17,071,875	$21,271,042

1	See accompanying notes.

UNITED STRATEGIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2011 and 2010
(UNAUDITED)

LIABILITIES

	2011	2010
CURRENT LIABILITIES:
Accounts payable	$7,647,611	$10,859,366
Accrued expenses	361,392	385,125
Income taxes payable	0	111,545
Revolving line of credit	5,844,557	6,822,286

Total current liabilities	13,853,560	18,178,322

STOCKHOLDERS' EQUITY:
Series B convertible preferred stock, designated
702,000 shares, issued and outstanding 167,000 shares (aggregate liquidating preference of $308,950 )	167	167

Common stock $.001 par value, authorized,
20,000,000 shares, issued and outstanding 7,100,889 in 2011 and 2010	7,100	7,100

Additional paid in capital	2,298,190	2,001,866
Retained earnings	912,858	1,083,587

Total stockholders' equity	3,218,315	3,092,720

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,071,875	$21,271,042

2	See accompanying notes.

UNITED STRATEGIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2011 AND 2010
(UNAUDITED)

	6 MONTHS ENDED	6 MONTHS ENDED
	December 31, 2011	December 31, 2010

REVENUE	$51,028,724	$50,514,254

COST OF REVENUE	47,402,282	46,787,680

GROSS PROFIT	3,626,442	3,726,574

OPERATING EXPENSES
Selling, general and administrative	3,492,305	3,299,285
Depreciation and amortization	83,577	82,988

Total operating expenses	3,575,882	3,382,273

OPERATING INCOME	50,560	344,301

INTEREST EXPENSE (NET)	71,823	34,400

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(21,263)	309,901

INCOME TAX EXPENSE	-	115,000

NET INCOME (LOSS)	$(21,263)	$194,901

3	See accompanying notes.

UNITED STRATEGIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
Basic Earnings per share	$(0.00)	$0.02
Dilutive Earnings per share	$(0.00)	$0.01

Basic Earnings per share - discontinued operations, net of tax	$-	$-
Dilutive Earnings per share - discontinued operations, net of tax	$-	$-

Basic Earnings per share	$0.01	$(0.01)
Dilutive Earnings per share	$0.00	$(0.01)
Weighted average shares - basic	7,100,889	7,812,047
Weighted average shares - diluted	7,100,889	10,303,306

4	See accompanying notes.

UNITED STRATEGIES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
AS OF DECEMBER 31, 2011 AND 2010
(UNAUDITED)

					Additional		Total
	Series B Convertible				Paid In	Retained	Shareholders
	Preferred Stock		Common Stock		Capital	Earnings	Equity
	Shares	Amount	Shares	Amount
Balance as of July 1, 2010	167,000	$167	7,921,456	$7,921	$2,098,665	$888,686	$2,995,439

Repurchase of common stock	-	-	(820,567)	(821)	(96,799)	-	(97,620)

Net Income	-	-	-	-	-	194,901	194,901

Balance as of December 31,2010	167,000	$167	7,100,889	$7,100	$2,001,866	$1,083,587	$3,092,720

Balance as of July 1, 2011	167,000	$167	7,100,889	$7,100	$2,048,866	$934,121	$2,990,254

Share-based compensation	-	-	-	-	249,324	-	249,324

Net Income (loss)	-	-	-	-	-	(21,263)	(21,263)

Balance as of December 31,2011	167,000	$167	7,100,889	$7,100	$2,298,190	$912,858	$3,218,315

5	See accompanying notes.

UNITED STRATEGIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2011 AND 2010
(UNAUDITED)

	December 31, 2011	December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(21,263)	$194,901
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	83,577	82,989
Share-based compensation	249,324	-
Bad debt expense	15,548	-
Change in cash surrender value of life insurance	(18,444)	(125,615)
Changes in operating assets and liabilities:
Accounts receivable	1,917,768	(2,890,129)
Other receivable	-	7,211
Inventory	(80,337)	(713,731)
Prepaid expenses	17,071	54,454
Accounts payable	(3,462,865)	(494,946)
Accrued expenses	78,680	(55,381)
Income taxes payable	0	111,545
Net cash used in operating activities	(1,220,941)	(3,828,702)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant & equipment	(75,406)	(5,360)
Repayments on notes receivable - stockholders	-	7,357
Net cash provided by (used in) investing activities	(75,406)	1,997

CASH FLOWS FROM FINANCING ACTIVITIES
Net (payments on) proceeds from revolving line of credit	1,026,606	3,332,919
Payments for repurchase of common stock	-	(97,620)
Net cash provided by (used in) financing activities	1,026,606	3,235,299

CHANGE IN CASH AND CASH EQUIVALENTS	(269,741)	(591,406)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	377,212	891,729

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$107,471	$300,323
Cash paid during the year for:
Interest	$71,833	$34,400
Taxes	$-	$-

6	See accompanying notes.

UNITED STRATEGIES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
For the Six Months Ended December 31, 2011 and 2010
(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

United Strategies, Inc. (the “Company”), a Delaware Corporation, was incorporated on December 30, 1997, as a management holding company. The Company acquired Promark Technology, Inc. (Promark), previously known as System Solutions Technology, Inc. (SST) on June 18, 1998. Promark is a value-added distributor of storage systems and related equipment. Promark assembles computer systems and peripheral equipment to meet exact customer requirements and also provides maintenance services.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Promark. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less from the date of purchase.

Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance (allowance for doubtful accounts) based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the valuation allowance and a credit to trade accounts receivable.

Inventory

Inventory, which consists of computer and peripheral equipment (both finished goods), is stated at the lower of cost or market. Inventory costs are determined using first-in, first-out method.

Goodwill

Goodwill is the excess of the purchase price paid over the fair value of the identifiable net assets acquired in purchase business combinations. The Company accounts for goodwill in accordance with ASC 350 Goodwill and Other Intangible Assets. Under ASC 350, goodwill is subject to annual impairment tests or more frequently when events and circumstances occur indicating that recorded goodwill may be impaired. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. The implied fair value of goodwill is the amount determined by deducting the estimated fair value of all the tangible and identifiable intangible net assets of the reporting unit to which goodwill has been allocated from the estimated fair value of the reporting unit. If the recorded value of goodwill exceeds its implied value, an impairment charge is recorded for the excess.

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Revenue Recognition

The Company distributes imaging systems and related equipment, and assembles and sells computer systems and peripheral equipment. Revenue from the sale of such products is recognized when the Company ships the product to customers and title has passed. Promark also receives commissions from providing sales-agent services to third parties. Such commissions are recognized as revenue when the commissions are received.

Depreciation and Amortization

Property, plant and equipment is recorded at cost, except of those assets acquired as part of the Promark acquisition, which have been recorded at their estimated fair values at the date of acquisition. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the lease term.

Stock Options

The Company applies ASC 718-10, Share-Based Payment, which requires companies to measure the cost of share-based awards to employees based on the grant-date fair value of the award using an option pricing model, and to recognize the cost over the period during which an employee is required to provide service in exchange for the award. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to employees and recognizes the compensation cost of employee share-based awards in its statement of operations using the straight-line method over the vesting period of the award, net of estimated forfeitures.

The use of the Black-Scholes option pricing model to estimate the fair value of share-based awards requires that the Company make certain assumptions and estimates for required inputs to the model, including (i) the fair value of the Company’s common stock at each grant date, (ii) the expected volatility of the Company’s common stock value based on industry comparisons, (iii) the expected life of the share-based award, (iv) the risk-free interest rate, and (v) the dividend yield. The Company uses the Black-Scholes option pricing model. The Black-Scholes option pricing model was developed for estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed

The Company has adopted the provision that long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair values of the assets. There were no such impairments for the six months ended December 31, 2011 and 2010.

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Income Taxes

The Company calculates its income tax provision using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Since the Company files a consolidated federal income tax return, Promark is charged for the proportional share of federal income tax on its net taxable income. Promark is subject to state income tax and report these expenses as incurred.

Uncertain Tax Positions

Management considers the likelihood of changes by taxing authorities in its filed income tax returns and recognizes a liability for or discloses potential changes that management believes are more likely than not to occur upon examination by the tax authorities. Management has not identified any uncertain tax positions in filed income tax returns that require recognition or disclosure in the accompanying financial statements. The Company’s income tax returns for the past three years are subject to examination by tax authorities, and may change upon examination.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include allowance for doubtful accounts, reserve for inventory obsolescence, and recoverability of deferred tax assets. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments which potentially subject to the Company to concentration of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers composing the company’s customer base, and their dispensation across many different industries. Additionally, the Company maintains cash balances that, at times, during the six months ended December 31, 2011 and 2010, exceeded the federally insured limit per financial institution.

Advertising

Costs incurred for producing and communicating advertisements are expensed as incurred and included in Selling, general and administrative expenses in the accompanying statement of operations. Advertising expenses, net of reimbursements from suppliers, were immaterial for the six months ended December 31, 2011 and 2010.

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NOTE 2 – NOTES RECEIVABLE - STOCKHOLDERS

In January 2009, three key employees exercised stock options to purchase 4,009,086 shares of common stock for a total of $80,182. In lieu of cash, the Company agreed to accept notes receivable from these employee/stockholders. The notes accrued interest at 6.0% per annum which was payable in monthly installments with the first payment due in August 2009. All unpaid principal and interest was due January 2014. The remaining balance of these notes receivable was $80,812 at June 30, 2009 and is included in notes receivable – stockholders. The balance was paid off in its entirety at June 30, 2010.

In September 2007, four key employees exercised stock options to purchase 2,076,941 shares of common stock for a total of $41,539. In lieu of cash, the Company agreed to accept notes receivable from these employee/stockholders. The notes accrued interest at 6.0% per annum which was payable in monthly installments with the first payment due September 2008. All unpaid interest and principal was due August 2013. The balance was paid off in its entirety at June 30, 2011.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment includes the following at December 31, 2011 and 2010:

	12/31/2011	12/31/2010
Machinery and equipment	$36,524	$317,171
Automobiles	5,000	5,000
Office furniture and equipment	74,117	59,795
Leasehold improvements	328,962	259,072
	744,603	641,038
Less accumulated depreciation and amortization	(505,810)	(431,198)

Property, plant and equipment, net	$238,793	$209,840

Depreciation and amortization expense on property, plant and equipment amounted to $37,743 and $37,154 for the six months ended December 31, 2011 and 2010, respectively.

NOTE 4 – REVOLVING LINE OF CREDIT

For the year ended June 30, 2010, the Company had a revolving line of credit for up to $10 million with interest payable at 0.5% above the financial institution’s prime rate. Interest is payable on a monthly basis. The line was secured by substantially all of the Company’s assets. The term of the agreement ended August 2010 and was subject to successive automatic renewals of one year thereafter. The loan agreement relating to the $10 million line of credit provided for borrowings based upon using as collateral certain trade receivables less than 90 days old and fifty percent of inventory. The inventory base could yield a borrowing amount to a maximum of $750,000. It also contained other various financial covenants.

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On August 17, 2010, a loan agreement was signed with a different financial institution. Under the new agreement, the Company has a revolving line of credit for up to $10 million with interest payable at the financial institution’s prime rate. Interest is payable on a monthly basis. The line is secured by substantially all of the Company’s assets. The loan has a tangible net worth and fixed charge coverage financial covenant. The Company currently is not in compliance with one of the covenants but this will be addressed in a new loan agreement with the bank. A waiver of the violations of the covenant was obtained by the Company from the financial institution. The term of the agreement was set to expire November 5, 2011 and has subsequently been extended to November 5, 2012.

The balance of the revolving line of credit at December 31, 2011 and 2010 were $5,844,557 and 6,822,286 respectively.

NOTE 5 – RETIREMENT PLANS

The Company sponsors a 401(k) profit sharing plan covering substantially off of its employees subject to certain age and length of service requirements. Employee contributions are elected by the employee as a percent of employee’s salary. The Company may make discretionary contributions to the Plan. Effective January 1, 2011, the Company discontinued its policy on matching employee deferral contributions. The Company contributed $77,587 for the six months ended December 31, 2010. Contributions were not made by the Company for the six months ended December 31, 2011.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The company leases certain office space under an operating lease agreement. The lease term began in March 2006 and expires in July 2016. Future minimum lease payments as of December 31, 2011, under non-cancelable operating leases for each of the next five years are as follows:

Year ending December 31
2012	$ 84,038
2013	86,139
2014	88,292
2015	90,499
2016	92,762

Rent expense attributable to operating leases was approximately $40,826 and $41,158 for the six months ended December 31, 2011 and 2010 respectively.

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NOTE 7 – COMMON STOCK

Under various stock pledge agreements, the holders of common stock are not entitled to receive any dividends or other distributions from the Company unless and until all of the obligations owed to the financial institutions, as described in Note 4, have been performed and/or paid in full.

In December 2010, the Company repurchased and retired 820,567 shares of common stock.

Series B Convertible Preferred Stock

On June 18, 1998, in connection with the acquisition of MSTC, the Company issued 702,000 shares of Series B Convertible Preferred Stock at $0.0001 par value per share and $1.85 stated value per share. The holders of Series B Convertible Preferred Stock are entitled to receive noncumulative dividends, prior to any declaration or payment of any dividend on the common stock, at a rate of 6 percent of the stated value per annum. These dividends are payable when declared by the Board of Directors.

In the event of any voluntary or involuntary liquidation, Series B Convertible Preferred Stockholders are entitled to receive, prior to any distribution of any assets of the Company to the common stockholders, an amount equal to the sum of (1) the stated value for each outstanding share of Series B convertible Preferred, as adjusted to reflect any stock splits, stock dividends or other recapitalization and (2) an amount equal to all declared but unpaid dividends on each such share.

Series B Convertible Preferred Stockholders have the right to vote with the common stockholders as single class, and have the right to one vote for each share of common stock into which such share of Series B Convertible Preferred could then be converted.

Series B Convertible Preferred Shares will be converted into shares of common stock upon the consummation of an Initial Public Offering. Each share of Series B Convertible Preferred Stock is convertible into one share of common stock, adjusted to reflect any stock splits, stock dividends, or other recapitalizations of common stock.

In connection with the pending merger, each outstanding Series B Convertible share will be converted into one share of common stock.

The liquidation value of Series B Convertible Preferred Stock was $308,950 as of December 31, 2011 and 2010.

NOTE 8 – EARNINGS PER SHARE

Basic earnings (loss) per common share is computed by dividing net earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per common share include the potential dilution that would occur from the common shares issuable upon the exercise of outstanding stock options and warrants and the conversion of preferred stock. The following summarizes the computations of basic and diluted earnings (loss) per share:

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	Six Months Ended
	December 31, 2011	December 31, 2010

Income (loss) available to common stockholders	$(21,263)	$194,901

Weighted average shares - basic	7,100,889	7,812,047
Effect of convertible preferred stock	0	167,000
Effect of dilutive stock options	0	2,324,259

Weighted average shares - diluted	7,100,889	10,303,306

Earnings per share - basic	$0.00	$ 0 .02
Earnings per share - diluted	$0.00	$0.01

There were no antidilutive securities as of December 31, 2010. For the six months December 31, 2011, there were 5,819,110 antidilutive stock options and 167,000 antidilutive shares of convertible preferred stock.

NOTE 9 – STOCK OPTION PLAN

Effective November 30, 2001, the Company adopted the 2001 Stock Option Plan (the “Plan”), which supersedes the 1998 plan and provides for issuance of up to 1,500,000 shares of common stock. The Plan was amended in July 2010 to provide for the issuance of up to 17,663,572 shares of common stock. The Plan provides for, among other things, the issuance of incentive stock options. Any employee, non-employee director, independent contractor, or consultant of the Company of its subsidiary shall be eligible to be considered for the grant of shares of common stock of the Company or a stock option with an exercise or conversion privilege at a price related to the common stock or with a value derived from the value of the common stock. The options are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes-Merton option valuation model and the straight-line attribution approach with the following weighted average assumptions for the periods ended December 31, 2011 and 2010. Using the calculated method, management has determined that the options issued in period ended December 31, 2011 have a value of approximately $0.12 per share.

	2011	2010
Expected Term (in years)	9.93	-
Volatility	75%	-
Risk-free interest rate	2.96%	-
Dividend yield	-	-

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 A summary of stock options activity for the six months December 31, 2011 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Number of	Average	Contractual	Intrinsic
	Shares	Exercise Price	Life	Value
Outstanding at July 1, 2011	3,189,110	$0.04	6.1 years	$319,648
Options Granted	2,630,000	0.12	9.8 years	$220,920
Options Exercised	-	-
Options Forfeited	-	-

Outstanding at December 31, 2011	5,819,110	$0.07	8.1 years	$285,136

Exercisable at June 30, 2011	5,819,110	$0.07	8.1 years	$285,136

The Company will not incur any additional expense related to stock options outstanding at December 31, 2011.

Expected Term: The Company’s expected term represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration for the contractual terms of the stock-based awards and vesting schedules.

Expected Volatility: The fair value of stock based options made for the year ended June 30, 2011, were valued using the Black-Scholes valuation method with a volatility factor based on the historical stock prices of publically traded companies operating in the same industry as the Company over the expected term of the option.

Risk-Free Interest Rate: The Company bases the risk-free interest rate on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

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Expected Dividend: The Company has not paid any dividends. The Company currently has no plans to pay or declare dividends.

NOTE 10 – MAJOR CUSTOMERS/VENDORS

During the six months ended December 31, 2011 and 2010, the Company had sales to CDW Corporation, that were approximately 20% and 24% of total annual sales, respectively. This customer had outstanding receivables to the Company of approximately 10% of the total outstanding receivables at December 31, 2011 and 20% for December 31, 2010.

Additionally, during the six months ended December 31, 2011, the Company purchased goods for resale from one vendor, Exagrid, amounting to approximately 15% of total purchases. The company purchased approximately 15% from Dell-Compellent for the six months ended December 31, 2010.

NOTE 11 – RELATED PARTY TRANSACTIONS

The other receivable amount on the balance sheet of $17,496 at December 31, 2010 represents amounts due from MSTC and QFI. The balance relates to expenses that the Company paid on behalf of MSTC and QFI. At December 31, 2011, this amount has been repaid. Both MSTC and QFI were previous subsidiaries of the Company and share common ownership with the Company. They provide a wide range of services, including imaging and document system design, facility management, records reproduction and quality assurance services.

During the six months ended December 31, 2011 and 2010, QFI, Inc. was paid $8,009 and $25,623 respectively, for imaging and consulting services.

Two of the Company’s shareholders are owners of limited liability company that owns rental property. This property was used by the Company’s employees and vendors periodically throughout the year. During the six months ended December 31, 2011 and 2010, the Company paid rental fees of $51,000 and $49,000, respectively, to the limited liability company for the use of the property.

NOTE 12 – INTANGIBLE ASSETS

During June 2010, the Company hired an employee, from Niksar Data Services (Niksar), to head its professional services division. The Company paid $275,000 to Niksar and the employee signed a three-year employment agreement that included a non-compete clause. This non-compete clause will amortized over the life of the employee’s employment contract. The Company will recognize and additional $45,834 in fiscal year 2012 and $91,667 in fiscal year 2013.

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NOTE 13 – SUBSEQUENT EVENTS

On or about March 30, 2012, the Company plans to merge with Sand Hills, Inc. with the shareholders of the Company receiving Sand Hills, Inc. stock in exchange for the Company stock. Each Series B Preferred Share of the Company will be converted into one Common Share of the Company. All common shares of the Company will be exchanged for approximately three shares of Sand Hills, Inc.

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